Exhibit 10.1 - Pulitzer Support Agreement dated December 2, 2011

SUPPORT AGREEMENT

This SUPPORT AGREEMENT, dated as of December 2, 2011 (this “Support Agreement”), is entered into by each of St. Louis Post-Dispatch LLC (the “Company”), Star Publishing Company (“Star”), Pulitzer Inc. (“Pulitzer”), each of the other Guarantors (as defined below) and each of the other entities set forth on Schedule 1 annexed hereto (collectively with the Company, Star, Pulitzer and the other Guarantors, the “Company Parties”) and the Noteholders (as defined below) from time to time party hereto (the “Consenting Noteholders”).  Each of the Company Parties and the Consenting Noteholders, together with their respective successors and assigns, is also referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, the Company and the Consenting Noteholders are parties to that certain Note Agreement dated as of May 1, 2000 (as amended, supplemented or otherwise modified from time to time, together with all exhibits thereto, the “Note Agreement”), pursuant to which the Company issued to the Noteholders senior promissory notes in the original aggregate principal amount of $306,000,000 (as amended, the “PD LLC Notes”). Capitalized terms used herein and not defined herein shall have the meanings ascribed to such terms in the Note Agreement;

WHEREAS, pursuant to that certain Guaranty Agreement dated as of May 1, 2000, and that certain Subsidiary Guaranty Agreement dated as of February 18, 2009 (together, and each as amended, supplemented or otherwise modified from time to time, together with all exhibits thereto, the “Guaranty Agreements”), the PD LLC Notes and the Company’s obligations under the Note Agreement are guaranteed on a joint and several basis by Pulitzer and each of its subsidiaries (excluding the Company and Star) (collectively, the “Guarantors”);

WHEREAS, pursuant to that certain Security Agreement dated as of February 18, 2009 (as amended, supplemented or otherwise modified from time to time, together with all exhibits thereto, the “Security Agreement”, and together with the Note Agreement, the PD LLC Notes, the Guaranty Agreements and all other documents and instruments related thereto, the “Credit Documents”), the PD LLC Notes are secured by first priority security interests in and liens upon substantially all of the assets of the Company and the Guarantors;

WHEREAS, each of the Company Parties (other than Star) proposes to commence a voluntary, “prepackaged” reorganization case (collectively, the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), which Chapter 11 Cases the Company Parties (other than Star) will seek to have jointly administered.  As part of the Chapter 11 Cases, the Company Parties (other than Star) intend to file a prepackaged Chapter 11 plan of reorganization that effectuates the terms of the Term Sheet (as defined below), is materially consistent with the terms of the Term Sheet, and is otherwise in form and substance reasonably satisfactory to the Required Consenting Noteholders (as defined herein), which Chapter 11 plan of reorganization shall be in substantially the form attached hereto as Exhibit A (the "Plan"), and the related disclosure statement in form and substance reasonably satisfactory to the Required Consenting Noteholders (the “Disclosure Statement”), which Plan will provide for, among other things, certain distributions on account of the claims of the Noteholders in respect of the Note Agreement, the PD LLC Notes and the other Credit Documents.

WHEREAS, in connection with the consummation of the transactions contemplated by the Plan, certain of the holders of the PD LLC Notes and the Company Parties intend to amend and restate the PD LLC Notes, the Note Agreement, and the Guaranty Agreements and to agree to other amendments and modifications to the Credit Documents (including entering into certain documentation) as more fully described in the Term Sheet (as defined below), which amendment and restatement (and other amendments and modifications) would be effective with respect to, and binding upon, all of the holders of the PD LLC Notes (collectively, the “Noteholders”);

WHEREAS, pursuant to that certain Support Agreement dated as of August 11, 2011 (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, attached hereto as Exhibit B, the “Lee Support Agreement”) by and among Lee Enterprises, Incorporated (“Lee”), certain of Lee’s direct and indirect subsidiaries (including the Company, Pulitzer and each of the other Guarantors), and the Lenders (as defined below) from time to time party thereto (the “Consenting Lenders”), the parties thereto have agreed to effect a restructuring of Lee’s obligations under the Amended and Restated Credit Agreement (as amended, the “Credit Agreement”), dated as of December 21, 2005, among Lee, the lenders party thereto from time to time (the “Lenders”), Deutsche Bank Trust Company Americas, as administrative agent (the “Agent”), Deutsche Bank Securities Inc. (“DBSI”) and Suntrust Capital Markets, Inc., as joint lead arrangers, DBSI, as book running manager, Suntrust Bank, as syndication agent, and Bank of America, N.A., The Bank of New York and The Bank Of Tokyo-Mitsubishi, Ltd., Chicago Branch, as co-documentation agents, on the terms set forth in the Lee Support Agreement and the term sheet attached as Exhibit A thereto (the “Lee Term Sheet”);

WHEREAS, the Company has informed the Consenting Noteholders that: the Lee Support Agreement became effective on September 8, 2011, a Termination Date (as defined in the Lee Support Agreement) has not occurred, no Termination Event (as defined in the Lee Support Agreement) exists, and no event currently exists (or is anticipated by the Company Parties) that would give rise to a Termination Event (as defined in the Lee Support Agreement) or result in the occurrence of a Termination Date (as defined in the Lee Support Agreement); and

WHEREAS, the Company Parties have requested that the Noteholders execute and deliver this Support Agreement in connection with effectuating the transactions described in the Term Sheet.

NOW, THEREFORE, in consideration of the foregoing and the promises, mutual covenants, and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Party, intending to be legally bound, agrees as follows:

Section 1. Support of Term Sheet, Plan of Reorganization, and Definitive Documentation.

(a)
Until the Termination Date (as defined below), the Parties, severally and not jointly, agree to (i) support and consummate the transactions contemplated by the term sheet annexed hereto as Exhibit C (including the Annexes thereto, the “Term Sheet”), (ii) make any amendments or changes to definitive documentation (or draft definitive documentation) in relation to (and contemplated under) this Support Agreement, the Lee Support Agreement and the Plan (as defined below) so that such definitive documentation reflects the terms of the Term Sheet, and (iii) subject to the terms of Section 6 hereof, support, vote to accept, and agree to the terms of the Plan, which shall be consistent with the terms of the Term Sheet.

(b)	Until the Termination Date, the Company Parties, jointly and severally, agree to: (i) take any and all necessary and appropriate actions in furtherance of all of the transactions contemplated under this Support Agreement and the Term Sheet (including the actions contemplated in Section 1(a)), (ii) use commercially  reasonable efforts to cause Noteholders holding 100% of the aggregate outstanding principal amount of the PD LLC Notes to execute this Support Agreement, (iii) not modify the Plan, the Lee Support Agreement (including any attachment to the Lee Support Agreement and any definitive documentation reasonably necessary to effectuate the transactions contemplated by the Lee Support Agreement), or any of the Definitive Documentation (as defined below) in a manner that is materially inconsistent with the Term Sheet, except with the prior consent of the Required Consenting Noteholders (as defined below), (iv) in conjunction with the distribution of the Disclosure Statement to the Noteholders, solicit votes from Noteholders to accept or reject the Plan, (v) commence the Chapter 11 Cases for each of the Company Parties (other than Star) by filing voluntary petitions (the date of their filing, the “Petition Date”) under chapter 11 of the Bankruptcy Code in the Bankruptcy Court, (vi) file and seek approval on an interim and final (to the extent applicable) basis of certain “first day” motions, including, without limitation, a motion seeking approval for the consensual use of cash collateral of the Noteholders and providing adequate protection to the Noteholders, including, but not limited to, the current payment (at the non-default rate specified in the Note Agreement) of all accrued and unpaid interest on the PD LLC Notes as of the Petition Date and all interest accruing on the PD LLC Notes after the Petition Date, adequate protection liens, superpriority administrative claims, and the payment of reasonable fees and expenses of (a) counsel for the Collateral Agent, (b) Bingham McCutchen LLP and Morris, Nichols, Arsht & Tunnel LLP (and other local counsel as appropriate) as counsel for the Consenting Noteholders, and (c) Conway Del Genio Gries & Co. as financial advisor for the Consenting Noteholders (collectively, the “Adequate Protection Package”) (all of which motions and related orders shall be in form and substance reasonably satisfactory to the Required Consenting Noteholders, collectively, the “First Day Motions”), (vii) file the Plan and Disclosure Statement with the Bankruptcy Court on the Petition Date and seek approval of the Disclosure Statement and confirmation of the Plan, (viii) take any and all necessary and appropriate actions in furtherance of all of the restructuring transactions contemplated under this Support Agreement, the Plan and the Term Sheet, and (ix) pay all reasonable fees and expenses of (a) counsel for the Collateral Agent, (b) Bingham McCutchen LLP and Morris, Nichols, Arsht & Tunnel LLP (and other local counsel as appropriate) as counsel for the Consenting Noteholders, and (c) Conway Del Genio Gries & Co. as financial advisor for the Consenting Noteholders.

(c)
Until the Termination Date, each Consenting Noteholder, severally and not jointly, hereby agrees to (i) take any and all necessary and appropriate actions in furtherance of all of the restructuring transactions contemplated under this Support Agreement and the Term Sheet, (ii) subject to receipt of the Disclosure Statement and proper solicitation thereunder, timely vote its claims (as defined in section 101(5) of the Bankruptcy Code) against the applicable Company Parties as set forth on Schedule 2 annexed hereto and as may be acquired after the date hereof pursuant to Section 7.1(a) of this Support Agreement from another Consenting Noteholder (the “Claims”, provided that as used herein, “Claims” shall not include any claim held by a Consenting Noteholder to the extent excluded by Section 7.7(c) of this Support Agreement), now or hereafter beneficially owned by such Consenting Noteholder or for which the Consenting Noteholder now or hereafter serves as the nominee, investment manager or advisor for beneficial holders, and, in such capacity, cause its affiliates and funds (solely to the extent such Consenting Noteholder has voting control of such affiliates or funds and solely with respect to such Claims) to (x) vote to accept the Plan and not change or withdraw (or cause to be changed or withdrawn) such vote unless (a) the Plan is modified in a manner materially inconsistent with the Term Sheet without the prior consent of the Required Consenting Noteholders, or (b) the Lee Term Sheet or any documents contemplated under the Lee Term Sheet are modified in a manner materially inconsistent with the Lee Term Sheet, the Term Sheet, the Plan or the provisions of the Intercreditor Agreement (as defined in the Term Sheet) without the prior consent of the Required Consenting Noteholders, and (y) to the extent such election is available, not elect on its ballot to preserve any claims that may be affected by any releases provided for under the Plan (provided that such Consenting Noteholder is similarly granted a release under the Plan), (iii) support confirmation of the Plan (and not object to, or support any other person’s efforts to oppose or object to, confirmation of the Plan), unless (a) the Plan is modified in a manner materially inconsistent with the Term Sheet without the prior consent of the Required Consenting Noteholders, or (b) the Lee Term Sheet or any documents contemplated under the Lee Term Sheet are modified in a manner materially inconsistent with the Lee Term Sheet, the Term Sheet, the Plan or the provisions of the Intercreditor Agreement (as defined in the Term Sheet) without the prior consent of the Required Consenting Noteholders, including seeking the entry of a confirmation order in form and substance reasonably satisfactory to the Required Consenting Noteholders (the “Confirmation Order”), (iv) support (and not object to) the First Day Motions, (v) refrain from taking any action not required by law which is inconsistent with, or that would materially delay or impede approval, confirmation or consummation of the Plan or that is otherwise inconsistent with the express terms of this Support Agreement or the Term Sheet (unless such action is taken in response to an action taken by a Company Party or other entity not a party hereto that is inconsistent with the terms of this Support Agreement), and (vi) not, directly or indirectly, propose, support, solicit, encourage, or participate in the formulation of any plan of reorganization or liquidation in the Chapter 11 Cases other than the Plan.

For the avoidance of doubt, each of the Parties also agrees, severally and not jointly, that until the Termination Date (defined below), it will not take any action (or refrain from taking an action) that would in any material respect interfere with, delay, or postpone the effectuation of the restructuring transactions contemplated by this Support Agreement and the Term Sheet, the confirmation and consummation of the Plan, and implementation of the restructuring transactions contemplated thereunder (unless such action is taken in response to an action taken by a Company Party or other entity not a party hereto that is inconsistent with the terms of this Support Agreement).

Section 2. Termination.

2.1   Termination Events.

The occurrence of any of the following shall be a “Termination Event”:

(i)	the date on which the Plan is substantially consummated;

(ii)
the date on which any court of competent jurisdiction or other competent governmental or regulatory authority issues an order making illegal or otherwise restricting, preventing or prohibiting the consummation of the transactions contemplated by this Support Agreement, the Term Sheet or any of the Definitive Documentation;

(iii)
the occurrence of any material breach of this Support Agreement by any of the Parties (to the extent not otherwise cured or waived in accordance with the terms hereof); provided that if any Consenting Noteholder shall breach its obligations pursuant to this Support Agreement, the Termination Event arising as a result of such act or omission shall apply only to such Consenting Noteholder and this Support Agreement shall otherwise remain in full force and effect with respect to the Company Parties and all other Consenting Noteholders; provided, further that the Company Parties’ obligations under Sections 1 and 4.6 shall be deemed material in all events;

(iv)	the occurrence of the “Termination Date” under and as defined in the Lee Support Agreement;

(v)
the failure to make any of the following payments in cash to the Noteholders in full by no later than 5:00 P.M. (EST) on the first Business Day following the Effective Date: (a) the Reserve Account Payment (as defined in the Term Sheet), (b) the Operating Account Payment (as defined in the Term Sheet), and (c) that portion of the Consent Fee payable to the Consenting Noteholders pursuant to Section 4.6(i);

(vi)
failure by the Company Parties to pay in full, by no later than 5:00 P.M. (EST) on the first Business Day following the Effective Date, all reasonable fees and expenses incurred by Bingham McCutchen LLP and Conway Del Genio Gries & Co. and evidenced by written invoices presented to the Company Parties on or prior to the Effective Date;

(vii)	the failure of the Company Parties to commence the Chapter 11 Cases on or before December 12, 2011 (which date may be extended with the prior consent of the Required Consenting Noteholders);

(viii)
any of the Chapter 11 Cases shall be dismissed or converted to a chapter 7 case, or a chapter 11 trustee with plenary powers, a responsible officer, or an examiner with enlarged powers relating to the operation of the businesses of any of the Company Parties (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) shall be appointed in any of the Chapter 11 Cases or any of the Company Parties shall file a motion or other request for such relief;

(ix)	the entry of any order in the Chapter 11 Cases terminating the Company Parties’ exclusive right to file a plan or plans of reorganization pursuant to Section 1121 of the Bankruptcy Code;

(x)
unless the Bankruptcy Court enters (A) (1) within three Business Days after the Petition Date, an interim order and (2) on or prior to the 30th day after the Petition Date, a final order (the “Lee DIP and Cash Collateral Order”), authorizing the Company Parties (excluding Pulitzer and its subsidiaries) to incur debtor in possession financing and the use of cash collateral, granting liens and adequate protection, and, in the case of the interim order, scheduling a final hearing pursuant to Bankruptcy Rule 4001; provided that the Lee DIP and Cash Collateral Order (and any documents related thereto) shall in no event grant to any person any claims against or liens on the assets of Pulitzer or any of its subsidiaries; and (B) the Bankruptcy Court enters (A) within three Business Days after the Petition Date, an interim order and (B) on or prior to the 30th day after the Petition Date, a final order (the “Pulitzer Cash Collateral Order”), which shall be in form and substance reasonably satisfactory to the Required Consenting Noteholders, authorizing Pulitzer and its subsidiaries to use cash collateral, granting the Adequate Protection Package to the Noteholders, and, in the case of the interim order, scheduling a final hearing pursuant to Bankruptcy Rule 4001; provided that the Pulitzer Cash Collateral Order shall in no event grant to any person any claims against, or liens on the assets of Lee or any of its subsidiaries (other than Pulitzer and its subsidiaries);

(xi)
five Business Days following the date on which the Required Consenting Noteholders have terminated the Company Parties’ authority to use cash collateral as a result of an event of default under the Pulitzer Cash Collateral Order (including as a result of a cross-default to the Lee DIP and Cash Collateral Order), unless the Bankruptcy Court enters on or before the expiration of such five Business Day period an amendment to the Pulitzer Cash Collateral Order or a new Pulitzer Cash Collateral Order, which shall, in each case, be in form and substance reasonably acceptable to the Required Consenting Noteholders;

(xii)
the Company Parties take any of the following actions: (A) withdrawing the Plan, (B) publicly announcing their intention not to support the Plan, (C) filing any plan of reorganization and/or disclosure statement that is not, in the reasonable judgment of the Required Consenting Noteholders, consistent with this Support Agreement and the Term Sheet, or (D) otherwise evincing an intention, in the reasonable judgment of the Required Consenting Noteholders, (x) not to proceed with the Plan or (y) to proceed with an alternative plan or form of transaction;

(xiii)
either (A) a filing by any Company Party of any motion, application or adversary proceeding challenging the validity, enforceability, perfection or priority of or seeking avoidance or subordination of any of the Company Parties’ obligations to the Noteholders pursuant to the Credit Documents (the “Obligations”) or the liens securing the Obligations or asserting any other cause of action against and/or with respect to the Obligations, the prepetition liens securing such Obligations, any of the Consenting Noteholders (or if any Company Party supports any such motion, application or adversary proceeding commenced by any third party), or (B) the entry of an order of the Bankruptcy Court providing relief against the interests of any Consenting Noteholder with respect to any of the foregoing causes of action or proceedings;

(xiv)
the amendment or modification of, or the filing of a pleading by any of the Company Parties that seeks to amend or modify the Plan, the Disclosure Statement or any documents related to the Plan, notices, exhibits or appendices, which amendment, modification or filing is, in the reasonable judgment of the Required Consenting Noteholders, materially inconsistent with this Support Agreement and the Term Sheet;

(xv)	the Company Parties’ failure to file the Plan and the Disclosure Statement with the Bankruptcy Court on the Petition Date;

(xvi)
the 45th day after the Petition Date (which date may be extended with the prior consent of the Required Consenting Noteholders), unless prior thereto the Bankruptcy Court has entered an order, in form and substance satisfactory to the Required Consenting Noteholders, approving the Disclosure Statement and confirming the Plan;

(xvii)
the earlier of the 15th day after entry of the Confirmation Order approving the Plan and February 10, 2012 (which date may be extended with the prior consent of the Required Consenting Noteholders), unless prior thereto the Company Parties have substantially consummated the Plan pursuant to its terms; or

(xviii)
failure by Lee to pay to Pulitzer, by no later than 5:00 P.M. (EST) on the first Business Day following the Effective Date, the amount received by Lee (or any affiliate of Lee) pursuant to the November 9, 2011 cash sweep, provided that such amount shall not be less than $2,692,000.

2.2   Termination Event Procedures.

(a)
Upon the occurrence of a Termination Event under (i) subsections 2.1(i), 2.1(iv), 2.1(v), 2.1(viii), 2.1(ix), 2.1(xi), or 2.1(xviii), this Support Agreement shall automatically terminate without further action, (ii) each other subsection of Section 2.1 hereof, this Support Agreement shall terminate five  Business Days after a non-breaching Party shall have given written notice of such breach to the breaching Party and such breach shall not have been cured during the five Business Days after receipt of such notice (the date of termination under clause (i) or (ii) hereof being the “Termination Date”); provided that upon the occurrence of a Termination Event other than pursuant to subsections 2.1(i), 2.1(iv), 2.1(v), 2.1(viii), 2.1(ix), 2.1(xi), or 2.1(xviii), the Termination Date may be extended for a maximum period of 45 days in the sole discretion of the Required Consenting Noteholders.  For the avoidance of doubt, the automatic stay arising pursuant to Section 362 of the Bankruptcy Code shall be deemed waived or modified for purposes of providing notice or exercising rights hereunder.  Upon termination of this Agreement, any and all votes delivered by a Consenting Noteholder prior to such termination may be withdrawn, and to the extent withdrawn, such votes shall be deemed, for all purposes, to be null and void from the first instance and shall not be considered or otherwise used in any manner by the Company Parties.

(b)
Notwithstanding anything herein to the contrary, if any Consenting Noteholder shall breach its obligations pursuant to this Support Agreement, the Termination Event arising as a result of such act or omission shall apply only to such Consenting Noteholder and this Support Agreement shall otherwise remain in full force and effect with respect to the Company Parties and all other Consenting Noteholders.

Section 3. Conditions Precedent to Support Agreement

The obligations of the Parties and the effectiveness hereof are subject to satisfaction of each of the following conditions (the date upon which all such conditions are satisfied, the “Effective Date”):

(a)	execution and delivery of signature pages to this Support Agreement by each of the Company Parties;

(b)
receipt by the Company (i) from each Consenting Noteholder a duly completed Schedule 2 for such Consenting Noteholder and (ii) of executed signature pages to this Support Agreement by Noteholders holding (x) more than 50% in number of Claims in respect of the PD LLC Notes and (y) no less than 66 2/3% of the outstanding principal amount of the PD LLC Notes;

(c)
receipt by the Consenting Noteholders of resolutions from each Company Party evidencing the corporate or similar authority of such Company Party to execute, deliver and perform its obligations under this Support Agreement;

(d)
each of the definitive agreements and documents referenced in, or reasonably necessary to effectuate the transactions contemplated by, this Support Agreement and the Term Sheet shall be fully negotiated and materially consistent with the terms of the Term Sheet, and shall otherwise be in form and substance satisfactory to the Company Parties and the Required Consenting Noteholders (such definitive agreements and documents shall include, but are not limited to, the New PD LLC Notes, the New Note Agreement (with attachments), and the New Pulitzer Guaranty Agreement (each term as defined in the Term Sheet), an intercreditor agreement governing the relative rights and priorities of the New PD LLC Notes and the Second Lien Term Loans (as defined in the Lee Support Agreement), the Plan and the Disclosure Statement, and a prepackaged plan scheduling motion (collectively, the “Definitive Documentation”));

(e)
the execution and effectiveness of an amendment to the Credit Agreement, with the consent of the “Required Lenders” (as such term is defined in the Credit Agreement) and in form and substance reasonably acceptable to the Company Parties, that modifies the anti-cash hoarding provisions, authorizes Lee to send cash to Pulitzer for purposes of making the Lee Closing Date Payment (as defined in the Term Sheet), and authorizes Lee to make the payment required under Section 2.1(xviii) hereof; and

(f)
the execution and effectiveness of an amendment to the Lee Support Agreement, in form and substance reasonably acceptable to the Company Parties, that modifies the Lee Support Agreement so that the transaction described in the Term Sheet is expressly permitted under the Lee Support Agreement.

Section 4. Representations, Warranties and Covenants.

4.1   Power and Authority.

Each Consenting Noteholder, severally and not jointly and the Company Parties, jointly and severally, represent, warrant and covenant that, as of the date of this Support Agreement, (i) such Party has and shall maintain all requisite corporate, partnership, or limited liability company power and authority to enter into this Support Agreement and to carry out the transactions contemplated by, and perform its respective obligations under this Support Agreement and (ii) the execution and delivery of this Support Agreement and the performance of its obligations hereunder have been duly authorized by all necessary action on its part.

4.2   Enforceability.

Each Consenting Noteholder, severally and not jointly, and the Company Parties, jointly and severally, represent, warrant and covenant that this Support Agreement is the legally valid and binding obligation of it, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws limiting creditors’ rights generally or by equitable principles relating to enforceability or ruling of the Bankruptcy Court.

4.3   No Material Misstatement or Omission.

The Company Parties, jointly and severally, represent, warrant and covenant that none of the written or formally presented materials and information (other than projections and pro forma financial information) provided by or on behalf of the Company Parties to the Consenting Noteholders in connection with the restructuring contemplated by this Support Agreement and in the Term Sheet, when read or considered together, contains any untrue statement of a material fact or omits to state a material fact necessary in order to prevent the statements made therein from being materially misleading. Any projections and pro forma financial information contained in the material referenced above are based upon good faith assumptions believed by the Company Parties to be reasonable at the time made in light of the circumstances under which such assumptions are made, it being recognized by the Consenting Noteholders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein in a material amount.

4.4   Governmental Consents.

Each Consenting Noteholder, severally and not jointly, and the Company Parties, jointly and severally, represent, warrant and covenant that, as of the date of this Support Agreement, the execution and delivery of, and performance under, this Support Agreement does not and shall not require any registration or filing with, consent or approval of, or notice to, or other action to, with, or by, any Federal, state, or other governmental authority or regulatory body, except (i) any filings that the Company Parties may be required to make with the Securities and Exchange Commission in connection with this Support Agreement and (ii) any filings in connection with the Chapter 11 Cases, including the approval of the Disclosure Statement and confirmation of the Plan.

4.5   Ownership.

Each Consenting Noteholder, severally and not jointly, represents, warrants and covenants that:

(a)
such Consenting Noteholder is the legal owner of the Claims set forth on Schedule 2 or on the schedule attached to its Noteholder Joinder (as applicable), and has and shall maintain the power and authority to bind the legal and beneficial owner(s) of such Claims to the terms of this Support Agreement;

(b)
such Consenting Noteholder (i) has and shall maintain full power and authority to vote on and consent to or (ii) has received direction from the party having full power and authority to vote on and consent to such matters concerning its  Claims and to exchange, assign and transfer such Claims;

(c)
other than pursuant to this Support Agreement, such Claims are and shall continue to be free and clear of any pledge, lien, security interest, charge, claim, equity, option, proxy, voting restriction, right of first refusal or other limitation on disposition, or encumbrances of any kind, that would adversely affect in any way such Consenting Noteholder’s performance of its obligations contained in this Support Agreement at the time such obligations are required to be performed; and

(d)
such Consenting Noteholder has made no prior assignment, sale, participation, grant, conveyance, or other transfer of, and has not entered into any other agreement to assign, sell, participate, grant, convey or otherwise transfer, in whole or in part, any portion of its right, title, or interests in any PD LLC Notes or other Claims that are subject to this Support Agreement (other than ordinary course pledges and/or swaps) that are inconsistent with the representations and warranties of such Consenting Noteholder herein that would adversely affect in any way such Consenting Noteholder’s performance of its obligations contained in this Support Agreement at the time such obligations are required to be performed.

4.6   Consent and Closing Fees

The Company Parties jointly and severally agree to pay to each Consenting Noteholder a consent fee, payable solely in cash of the Company and the Guarantors, in an aggregate amount equal to 1.50% of the aggregate principal amount of the PD LLC Notes held by such Consenting Noteholder as of the Effective Date (before giving effect to any prepayment of principal made on or after the Effective Date), which fee shall be earned, due and payable as follows: (i) the portion of such consent fee equal to 0.50% of such principal amount of PD LLC Notes held by such Consenting Noteholder as of the Effective Date (before giving effect to any prepayment of principal made on or after the Effective Date) shall be earned as of the Effective Date and shall be due and payable in cash on or prior to the first Business Day immediately following the Effective Date; and (ii) the portion of such consent fee equal to 1.00% of such principal amount of PD LLC Notes held by such Consenting Noteholder as of the Effective Date (before giving effect to any prepayment of principal made on or after the Effective Date) shall be earned as of the Closing Date and shall be due and payable in cash on the Closing Date (as defined in the Term Sheet).  Notwithstanding the foregoing, to the extent that any Consenting Noteholder is forced to share or turnover any portion of any such fee to any non-Consenting Noteholder, the Company Parties agree to concurrently gross-up payments to such Consenting Noteholder so it receives and retains the full amount of such fee.  Noteholders who fail to enter into this Support Agreement prior to the Effective Date shall not receive any portion of the consent fee from the Company Parties.  The consent fees payable pursuant to this paragraph shall be referred to as the “Consent Fee”.  The Company Parties agree that the Consent Fee, or any part thereof, once paid shall not be refundable under any circumstances, regardless of whether the transactions contemplated hereby and by the Definitive Documentation are consummated.  The Consent Fee shall be paid in immediately available funds.

Section 5. Remedies.

It is understood and agreed by each of the Parties that any breach of this Support Agreement would give rise to irreparable harm for which money damages would not be an adequate remedy and accordingly the Parties agree that, in addition to any other remedies, the Consenting Noteholders, on the one hand, and the Company Parties, on the other hand, shall be entitled to specific performance and injunctive or other equitable relief for any such breach.  The Company Parties agree that for so long as the Consenting Noteholders have not taken any action to prejudice the enforceability of this Support Agreement (including without limitation, alleging in any pleading that this Support Agreement is unenforceable), and have taken such actions as are reasonably required or desirable for the enforcement hereof, then the Consenting Noteholders shall have no liability for damages hereunder in the event a court determines that this Support Agreement is not enforceable.

Section 6. Acknowledgement.

This Support Agreement and the Term Sheet and transactions contemplated herein and therein are the product of negotiations among the Parties, together with their respective representatives.  Notwithstanding anything herein to the contrary, this Support Agreement is not, and shall not be deemed to be, a solicitation of votes for the acceptance of the Plan or any plan of reorganization for the purposes of Sections 1125 and 1126 of the Bankruptcy Code or otherwise.  The Company Parties will not solicit acceptances of the Plan from any Consenting Noteholder until such Consenting Noteholder has been provided with copies of a Disclosure Statement containing adequate information as required by Section 1125 of the Bankruptcy Code.

Section 7. Miscellaneous Terms.

7.1          Assignment; Transfer Restrictions.

(a)
Each Consenting Noteholder hereby agrees, severally and not jointly, for so long as this Support Agreement shall remain in effect as to it, not to sell, assign, transfer, hypothecate or otherwise dispose of, or grant, issue or sell any option, right to acquire, voting, participation or other interest in any Claim against the Company Parties, except to a party that (i) is a Consenting Noteholder; provided that any such Claims (to the extent they are Claims against Pulitzer or its subsidiaries) shall automatically be deemed to be subject to the terms of this Support Agreement, or (ii) to the extent they are Claims against Pulitzer or its subsidiaries, executes and delivers a Noteholder Joinder (as defined in Section 7.1(c) hereof) to the Company Parties at least five Business Days prior to the relevant transfer.  With respect to any transfers effectuated in accordance with clause (ii) above, (x) such transferee shall be deemed to be a Consenting

Noteholder for purposes of this Support Agreement, and (y) the Company shall be deemed to have acknowledged such transfer.

(b)	Any sale, transfer or assignment of any Claim that does not comply with the procedures set forth in subsection 7.1(a) shall be deemed void ab initio.

(c)
Any person that receives or acquires a portion of the Claims pursuant to a sale, assignment, transfer, hypothecation or other disposition of such Claims by a Consenting Noteholder hereby agrees to be bound by all of the terms of this Support Agreement (as the same may be hereafter amended, restated or otherwise modified from time to time) (a “Joining Noteholder Party”) by executing and delivering to counsel for the Company Parties a joinder in the form of Exhibit D hereto (the “Noteholder Joinder”).  The Joining Noteholder Party shall thereafter be deemed to be a “Consenting Noteholder” and a Party for all purposes under this Support Agreement.  Each Joining Noteholder Party shall indicate, on the appropriate schedule annexed to its Noteholder Joinder, the number and amount of Claims held by such Consenting Noteholder.

(d)
With respect to the Claims held by the Joining Noteholder Party upon consummation of the sale, assignment, transfer, hypothecation or other disposition of such Claims, the Joining Noteholder Party hereby makes the representations and warranties of the Consenting Noteholders set forth in Section 4 of this Support Agreement to the Company Parties.

(e)
Notwithstanding the foregoing provisions of this Section 7.1, any Consenting Noteholder may, at any time and without notice to or consent from any other party, pledge or grant a security interest in all or any portion of its rights (including, without limitation, rights to payment of interest and repayment of principal) under the Note Agreement in order to secure obligations of such Consenting Noteholder to a Federal Reserve Bank; provided that no such pledge or grant of a security interest shall release such Consenting Noteholder from any of its obligations hereunder or substitute any such pledgee or grantee for such Consenting Noteholder as a party hereto.

(f)
This Support Agreement shall in no way be construed to preclude any Consenting Noteholder from acquiring additional claims against the Company Parties; provided that any such claims shall automatically be deemed to be “Claims” subject to the terms of this Support Agreement.

7.2   No Third Party Beneficiaries.

        Unless expressly stated herein, this Support Agreement shall be solely for the benefit of the Company Parties and each Consenting Noteholder, solely in its capacity as a lender to the Company. No other person or entity shall be a third party beneficiary.

7.3   Entire Agreement.

This Support Agreement, including the Schedules, Exhibits, and Annexes, constitutes the entire agreement of the Parties with respect to the subject matter of this Support Agreement, and supersedes all other prior negotiations, agreements, and understandings, whether written or oral, among the Parties with respect to the subject matter of this Support Agreement; provided, however, that any confidentiality agreement executed by any Party shall survive this Support Agreement and shall continue in full force and effect, subject to the terms thereof, irrespective of the terms hereof.

7.4           Counterparts.

This Support Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement. Delivery of an executed signature page of this Support Agreement by electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

7.5           Settlement Discussions.

This Support Agreement and the Term Sheet are part of a proposed settlement of disputes among the Parties hereto.  Nothing herein shall be deemed to be an admission of any kind.  Pursuant to Federal Rule of Evidence 408 and any applicable state rules of evidence, this Support Agreement and all negotiations relating thereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce the terms of this Support Agreement.

7.6           Continued Investment Practices.

Notwithstanding anything herein to the contrary, each Consenting Noteholder and its affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with, or provide debt financing (including debtor in possession financing), equity capital or other services (including financial advisory services) to any Company Party or any Affiliate of any Company Party or any other Person, including, but not limited to, any Person proposing or entering into a transaction related to or involving any Company Party or any Affiliate thereof.

7.7          Reservation of Rights.

(a)
Except as expressly provided in this Support Agreement, nothing herein is intended to, does or shall be deemed in any manner to waive, limit, impair or restrict the ability of each of the Consenting Noteholders to protect and preserve its rights, remedies and interests, including, but not limited to, all of their rights and remedies under the Credit Documents, including any such rights and remedies relating to Defaults or other events that may have occurred prior to the execution of this Support Agreement, any and all of its claims and causes of action against any of the Company Parties, any liens or security interests it may have in any assets of any of the Company Parties or any third parties, or its full participation in the Chapter 11 Cases, if commenced.

(b)
Without limiting subsection 7.7(a) in any way, if the transactions contemplated by this Support Agreement and in the Term Sheet are not consummated as provided herein, if a Termination Date occurs, or if this Support Agreement is otherwise terminated for any reason, the Consenting Noteholders and the Company Parties each fully reserve any and all of their respective rights, remedies and interests under the Credit Documents, applicable law and in equity; provided, however, that each Consenting Noteholder agrees that neither the execution of this Support Agreement by the Company Parties nor the implementation of the transactions contemplated hereby shall constitute a Default or Event of Default under the Credit Documents.

(c)
Notwithstanding anything herein to the contrary, the Parties acknowledge that the support of any Consenting Noteholder contained in this Support Agreement relates solely to such Consenting Noteholder’s rights and obligations as a holder of Obligations, and does not bind such Consenting Noteholder or its affiliates with respect to any other indebtedness owed by the Company or any of its subsidiaries and affiliates to such Consenting Noteholder or any affiliate of such Consenting Noteholder (for the avoidance of doubt, if the Consenting Noteholder is specified on the relevant signature page as a particular group or business within an entity, “Consenting Noteholder” shall mean such group or business and shall not mean the entity or its affiliates, or any other desk or business thereof, or any third party funds advised thereby).  For purposes of this Support Agreement, (x) Claims of a Consenting Noteholder that are held by such Consenting Noteholder in a fiduciary or similar capacity and (y) Claims held by a Consenting Noteholder in its capacity as a broker, dealer or market maker of PD LLC Notes under the Note Agreement or any other claim against or security in the Company Parties (including any PD LLC Notes or claims held in inventory with respect to such broker, dealer, or market-making activities, provided that the positions with respect to such PD LLC Notes or claims are separately identified on the internal books and records of such Consenting Noteholder) shall not, in either case (x) or (y), be bound by or subject to this Support Agreement unless otherwise reflected on Schedule 2 hereto or on the schedule to the applicable Noteholder Joinder.

7.8         Governing Law; Waiver of Jury Trial.

(a)
The Parties waive all rights to trial by jury in any jurisdiction in any action, suit, or proceeding brought to resolve any dispute between the Parties, whether sounding in contract, tort or otherwise.

(b)
This Support Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to any conflicts of law provision which would require the application of the law of any other jurisdiction.  By its execution and delivery of this Support Agreement, each Party hereby irrevocably and unconditionally agrees for itself that, subject to the following sentence, any legal action, suit or proceeding against it with respect to any matter under or arising out of or in connection with this Support Agreement, or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, may be brought in any state or federal court of competent jurisdiction in New York County, State of New York, and by execution and delivery of this Support Agreement, each of the Parties hereby irrevocably accepts and submits itself to the nonexclusive jurisdiction of such court, generally and unconditionally, with respect to any such action, suit or proceedings.

(c)
Notwithstanding the foregoing, if the Chapter 11 Cases are commenced, nothing in subsections 7.8(a) and (b) shall limit the authority of the Bankruptcy Court to hear any matter related to or arising out of this Support Agreement.

7.9   Successors.

This Support Agreement is intended to bind the Parties and inure to the benefit of the Consenting Noteholders and each of the Company Parties and their respective successors, permitted assigns, heirs, executors, administrators and representatives; provided, however, that nothing contained in this Section 7.9 shall be deemed to permit any transfer, tender, vote or consent, of any claims other than in accordance with the terms of this Support Agreement.

7.10        Fiduciary Duties.

Notwithstanding anything to the contrary herein, nothing in this Support Agreement shall require the Company, any of the other Company Parties, or any of their respective directors or officers (in such person’s capacity as a director or officer) to take any action, or to refrain from taking any action, to the extent that taking such action or refraining from taking such action would be inconsistent with such person’s or entity’s fiduciary obligations under applicable law; provided that (x) to the extent any such action or the refraining from taking action reasonably likely would result in a breach of the Support Agreement, the Company shall give the Consenting Noteholders not less than three Business Days prior written notice and (y) if any such action or refraining from taking action results in a breach of the Support Agreement, the Consenting Noteholders shall be entitled to exercise their termination rights hereunder to the extent otherwise provided herein.

7.11       Acknowledgment of Counsel.

Each of the Parties acknowledges that it has been represented by counsel (or had the opportunity to and waived its right to do so) in connection with this Support Agreement and the transactions contemplated by this Support Agreement.  Accordingly, any rule of law or any legal decision that would provide any Party with a defense to the enforcement of the terms of this Support Agreement against such Party based upon lack of legal counsel shall have no application and is expressly waived.  The provisions of this Support Agreement shall be interpreted in a reasonable manner to effect the intent of the parties hereto. No Party shall have any term or provision construed against such Party solely by reason of such Party having drafted the same.

7.12        Amendments, Modifications, Waivers.

This Support Agreement (including, without limitation, the Term Sheet) and the Plan may only be modified, amended or supplemented, and any of the terms thereof may only be waived, by an agreement in writing signed by each of the Company Parties and the Required Consenting Noteholders; provided that if the modification, amendment, supplement or waiver at issue adversely impacts the treatment or rights of any Consenting Noteholder differently than other Consenting Noteholders, the agreement in writing of such Consenting Noteholder whose treatment or rights are adversely impacted in a different manner than other Consenting Noteholders shall also be required for such modification, amendment, supplement, or waiver to be effective; provided further that no such modification, amendment, supplement or waiver shall, without the consent of each affected Consenting Noteholder (i) extend the final scheduled maturity of the New PD LLC Notes, or reduce the rate or extend the time of payment of interest or fees thereon, or change the principal amount thereof or (ii) reduce the amount of, or extend the date of, any scheduled repayment of the New PD LLC Notes or the PD LLC Notes (collectively, the “Affected Noteholder Votes”).  “Required Consenting Noteholders” shall mean (a) at any time that there are more than two non-affiliated Consenting Noteholders (which, for the avoidance of doubt, shall not include Pulitzer or any of its affiliates), the Consenting Noteholders holding greater than 60% of the aggregate outstanding PD LLC Notes held by all Consenting Noteholders, so long as at least two Consenting Noteholders are not affiliates, and (b) otherwise, the Consenting Noteholders holding 51% of the aggregate outstanding PD LLC Notes held by the Consenting Noteholders (it being agreed that neither this definition nor this Section 7.12 may be modified, amended or supplemented, or any of its terms waived, without the prior written consent of each Consenting Noteholder).  Notwithstanding anything contained herein the contrary, each Consenting Noteholder agrees that the Company Parties may, following consultation with the Required Consenting Noteholders, provide additional compensation to certain Noteholders who are not parties to this Support Agreement (but not to exceed 1.0% of the aggregate principal amount of the PD LLC Notes held by such non-Consenting Noteholders), and the Company may modify the Definitive Documentation, in each case, to aid in the confirmation process; provided that in no event shall any such modification adversely alter, or cause to be adversely altered, the economic terms or any other material terms of the Term Sheet or the transactions contemplated thereby in a manner that is adverse to the Noteholders (it being understood and agreed that additional compensation that may be paid to some, but not all Noteholders, as provided above shall not be deemed to be an adverse modification).  If in connection with an Affected Noteholder Vote, the consent of the Required Consenting Noteholders is obtained but the consent of one or more of such other affected Consenting Noteholders whose consent is required is not otherwise obtained, then the Company shall have the right, so long as all affected Consenting Noteholders whose individual consent is required are treated the same, to terminate such affected Consenting Noteholder from being a party hereto and from and after such time, such Consenting Noteholder shall no longer be deemed a “Consenting Noteholder” hereunder and shall not have the benefits and obligations set forth in this Support Agreement as of such date.

7.13        Severability of Provisions.

If any provision of this Support Agreement for any reason is held to be invalid, illegal or unenforceable in any respect, that provision shall not affect the validity, legality or enforceability of any other provision of this Support Agreement.

7.14        Notices.

All notices and other communications required or permitted hereunder shall be in writing and shall be deemed given when:  (a) delivered personally or by overnight courier to the following address of the other Party hereto; or (b) sent by fax to the following fax number of the other Party hereto with the confirmatory copy delivered by overnight courier to the address of such Party listed below.

If to the Company Parties, to:

Lee Enterprises, Incorporated
215 North Harrison Street
Suite 600
Davenport, Iowa 52801
Attention:  Carl G. Schmidt
Facsimile:  (563) 327-2600
Telephone:  (563) 383-2179

with a copy to:

Sidley Austin LLP
One South Dearborn
Chicago, Illinois 60603
Attention:  Larry J. Nyhan, Esq.
Facsimile: (212) 853-7036
Telephone:  (312) 853-7710

and

Lane & Waterman LLP
220 North Main Street, Suite 600
Davenport, Iowa 52801-1987
Attention: C. Dana Waterman III, Esq.
Facsimile: (563) 324-1616
Telephone:  (563) 333-6608

If to any Consenting Noteholder, the address set forth on its signature page.

with a copy to:

Bingham McCutchen LLP
One State Street
Hartford, CT 06103-3178
Attention:  Scott A. Falk, Esq.
Facsimile:  (860) 240-2587
Telephone:  (860) 240-2763

[SIGNATURE PAGES FOLLOW]

Please sign in the space provided below to indicate your agreement and consent to the terms hereof.

LEE ENTERPRISES, INCORPORATED
JOURNAL-STAR PRINTING CO.
ACCUDATA, INC.
K. FALLS BASIN PUBLISHING, INC.
LEE CONSOLIDATED HOLDINGS CO.
LEE PUBLICATIONS, INC.
LEE PROCUREMENT SOLUTIONS CO.
SIOUX CITY NEWSPAPERS, INC.
PULITZER INC.
PULITZER TECHNOLOGIES, INC.
PULITZER NEWSPAPERS, INC.
FLAGSTAFF PUBLISHING CO.
HANFORD SENTINEL INC.
KAUAI PUBLISHING CO.
NAPA VALLEY PUBLISHING CO.
NIPC, INC. f/k/a NORTHERN ILLINOIS
          PUBLISHING CO., INC.
NORTHERN LAKES PUBLISHING CO.
PANTAGRAPH PUBLISHING CO.
PULITZER MISSOURI NEWSPAPERS, INC.
PULITZER UTAH NEWSPAPERS, INC.
SANTA MARIA TIMES, INC.
SOUTHWESTERN OREGON PUBLISHING CO.
YNEZ CORPORATION
STAR PUBLISHING COMPANY

Each as a Company Party

By: _________________________________
Name:  C. D. Waterman III
Title:  Secretary

ST. LOUIS POST-DISPATCH LLC, as the
Company

By:  PULITZER INC., Managing Member,

By: _________________________________
Name:  C. D. Waterman III
Title:  Secretary

INN PARTNERS, L.C., as a Company Party

By: ACCUDATA, INC., Managing
      Member

By: _______________________________
Name:  C. D. Waterman III
Title:  Secretary

FAIRGROVE LLC, as a Company Party

By: ST. LOUIS POST-DISPATCH, LLC,
       Managing Member

By: ______________________________
Name:  C. D. Waterman III
Title:  Secretary

NVPC LLC, as a Company Party By: NAPA VALLEY PUBLISHING CO., Managing Member By: _______________________________ Name: C. D. Waterman III Title: Secretary

STL DISTRIBUTION SERVICES LLC
SUBURBAN JOURNALS OF GREATER ST.
          LOUIS LLC,
PULITZER NETWORK SYSTEMS LLC,

Each as a Company Party

By:  PULITZER INC., Managing Member,

By: _________________________________
Name:  C. D. Waterman III
Title:  Secretary

HOMECHOICE, LLC SHTP LLC Each as a Company Party By: PULITZER NEWSPAPERS, INC., Managing Member By: _________________________________ Name: C. D. Waterman III Title: Secretary	NLPC LLC, as a Company Party By: NORTHERN LAKES PUBLISHING CO., Managing Member By: _______________________________ Name: C. D. Waterman III Title: Secretary
SOPC LLC, as a Company Party By: SOUTHWESTERN OREGON PUBLISHING CO., Managing Member By: _________________________________ Name: C. D. Waterman III Title: Secretary	HSTAR LLC, as a Company Party By: PANTAGRAPH PUBLISHING CO., Managing Member By: _______________________________ Name: C. D. Waterman III Title: Secretary

[Signature page to Pulitzer Support Agreement]

PACIFIC LIFE INSURANCE COMPANY

[Signature page to Pulitzer Support Agreement]

[Signature page to Pulitzer Support Agreement]

MARBLEGATE SPECIAL OPPORTUNITIES MASTER FUND LP

[Signature page to Pulitzer Support Agreement]

ARCHVIEW INVESTMENT GROUP L.P. on behalf of, and acting solely in its capacity as investment manager to, ARCHVIEW FUND L.P. and ARCHVIEW MASTER FUND LTD.

[Signature page to Pulitzer Support Agreement]

MONARCH MASTER FUNDING LTD

[Signature page to Pulitzer Support Agreement]

DEUTSCHE BANK SECURITIES INC.

[Signature page to Pulitzer Support Agreement]

SCHEDULE 1

COMPANY PARTIES

Pulitzer Inc.
Pulitzer Technologies, Inc.
St. Louis Post-Dispatch LLC
Fairgrove LLC
STL Distribution Services LLC
Suburban Journals of Greater St. Louis LLC
Pulitzer Network Systems LLC
Pulitzer Newspapers, Inc.
Flagstaff Publishing Co.
Hanford Sentinel Inc.
HomeChoice, LLC
Kauai Publishing Co.
Napa Valley Publishing Co. NIPC, Inc. f/k/a Northern Illinois Publishing Co., Inc.
NVPC LLC
Northern Lakes Publishing Co.
NLPC LLC
Pantagraph Publishing Co.
HSTAR LLC
Pulitzer Missouri Newspapers, Inc.
Pulitzer Utah Newspapers, Inc.
Santa Maria Times, Inc.
SHTP LLC
Southwestern Oregon Publishing Co.
SOPC LLC Star Publishing Company
Ynez Corporation

Lee Enterprises, Incorporated
Journal-Star Printing Co.
Accudata, Inc.
INN Partners, L.C.
K. Falls Basin Publishing, Inc.
Lee Consolidated Holdings Co.
Lee Publications, Inc.
Lee Procurement Solutions Co.
Sioux City Newspapers, Inc.

SCHEDULE 2

CLAIMS

Consenting Noteholder	Aggregate Amount and Number of Claims under the Note Agreement
$___________* #___________*

*  The amount to be included shall be the aggregate principal amount of PD LLC Notes held by such Consenting Noteholder as of the delivery of its signature page.

*  The number to be included shall be the number of individual PD LLC Notes held by such Consenting Noteholder as of the delivery of its signature page.

EXHIBIT A

EXHIBIT B

See Exhibit 10.1 to Current Report on Form 8-K filed on September 12, 2011 and Exhibit 10.2 hereto for Exhibit B (Lee Support Agreement and First Amendment to Lee Support Agreement).

EXHIBIT C

SUMMARY OF INDICATIVE TERMS FOR THE NEW PD LLC NOTES AND THE NEW
PULITZER GUARANTY

This summary of indicative terms is not intended to be, and shall not be construed as, a commitment by any party to enter into any transaction, nor as an offer to purchase or sell any security described herein.  It has not been approved by any party, and does not set forth all material terms of a possible transaction, but is intended merely to facilitate restructuring discussions.  All discussion items remain subject to change upon further review, analysis, and consideration of proposed terms and due diligence of company financials, assets, and business plan by the parties and their respective financial, legal and other advisor, as well as credit committee and other approvals.  No legally binding obligation of any party will arise unless and until the terms of the Pulitzer Support Agreement (as defined below) have been agreed, and the Pulitzer Support Agreement has been executed.

St. Louis Post-Dispatch LLC (“PD LLC”), a subsidiary of Pulitzer Inc. (“Pulitzer”), is party to that certain Note Agreement dated as of May 1, 2000 (as amended, supplemented or otherwise modified from time to time, together with all exhibits thereto (including, without limitation, the Guaranty Agreement), the “Existing Note Agreement”), by and among PD LLC and the institutional investors party thereto as Purchasers, pursuant to which PD LLC issued senior promissory notes in the aggregate principal amount of $306,000,000 (the “PD LLC Notes”).  The PD LLC Notes are guaranteed on a joint and several basis by Pulitzer and each of its subsidiaries (excluding PD LLC and Star Publishing Company (“Star Publishing”)) (collectively, the “Guarantors”) and secured by first priority security interests in and liens upon substantially all assets of PD LLC and the Guarantors.  PD LLC, the Guarantors, and certain holders of the PD LLC Notes (collectively, the “Noteholders”) intend to (i) enter into a new Pulitzer guaranty agreement (“New Pulitzer Guaranty”), replacing the existing Pulitzer Guaranty Agreement (the “Existing Pulitzer Guaranty Agreement”), (ii) enter into the New Note Agreement (“New Note Agreement”), replacing the Existing Note Agreement, (iii) have new notes issued (“New PD LLC Notes”), replacing the PD LLC Notes, and (iv) enter into other related documents and instruments and take such other actions as are more fully described below.  Capitalized terms used but not defined herein shall have the meaning assigned to such terms in the Existing Note Agreement or the Existing Pulitzer Guaranty Agreement, as applicable.

Type and Amount:
The aggregate principal amount of the PD LLC Notes, after giving effect to the Reserve Account Payment and the Operational Account Payment contemplated under this Summary of Indicative Terms (this “Term Sheet”), shall be replaced with New PD LLC Notes having the same aggregate principal amount (the “Exchange”), with an increase to such principal amount as additional consideration in respect of the terms hereof in the aggregate amount equal to $3,500,000.  The New PD LLC Notes shall be issued by PD LLC pursuant to the New Note Agreement.

Issuer and Guarantors:	PD LLC shall be the issuer of the New PD LLC Notes pursuant

the New Note Agreement.  Each of the existing Guarantors plus Star Publishing shall guaranty all obligations in respect of the New PD LLC Notes on a joint and several basis.  Pulitzer shall become a party to the New Pulitzer Guaranty which shall be the form of the Existing Pulitzer Guaranty Agreement, with such changes as are reflected in this Term Sheet and otherwise as shall be agreed by the Consenting Noteholders (as defined herein) and the Pulitzer Entities (as defined herein).  The form of the subsidiary guaranty agreements for the New PD LLC Notes shall be the same as the subsidiary guaranty agreements for the PD LLC Notes, with such changes as shall be agreed by the Consenting Noteholders and the Pulitzer Entities.

Maturity Date:	December 31, 2015
Interest Rate:	10.55% fixed, payable in cash in arrears on the 20th day of the last month of each fiscal quarter, increasing by 75 bps on January 1, 2013 and each succeeding January 1 prior to the Maturity Date.
Security:
All obligations in respect of the New PD LLC Notes shall be secured by first priority security interests in and liens upon all of the assets of PD LLC and the Guarantors that currently secure the PD LLC Notes (the “Pulitzer Collateral”), except as specified under this heading and opposite “Reserve Accounts” below.  For the avoidance of doubt, the Pulitzer Collateral shall not include the pledge of any assets of Star Publishing (including the interests of Star Publishing in TNI Partners (“TNI”)) other than (i) any assets of Star Publishing that are not related to TNI and (ii) the intercompany notes issued by Pulitzer in favor of Star Publishing (unless such intercompany notes are cancelled prior to the Closing Date (as defined below)).  For the avoidance of doubt, any assets of Star Publishing that are pledged to secure New PD LLC Notes shall also be pledged, on a second priority basis, to secure the Second Lien Term Loans (as defined in the Lee Support Agreement referenced and defined below).  The form of pledge agreements, security agreements and other collateral documents relating to the Pulitzer Collateral shall be the same as the collateral documents currently in place with respect to the PD LLC Notes, with such changes as shall be agreed by the Consenting Noteholders and the Pulitzer Entities.

Reserve Accounts:	The Restricted Cash Reserve Account and the Excess Cash Flow Account shall be terminated no later than the first business day following the Effective Date (as defined below) and all amounts on deposit in the Asset Sale Proceeds Account, the Restricted Cash Reserve Account and the Excess Cash Flow Account (together, the “Reserve Accounts”) (rounded down, in the aggregate, to the

2

nearest $5,000 increment) shall be paid to the Noteholders no later than the first business day following the Effective Date to reduce the principal amount of the PD LLC Notes (the “Reserve Account Payment”).  The Reserve Account Payment shall not be less than $5,145,000. Any amounts remaining in the Reserve Accounts after the Reserve Account Payment has been made shall be transferred to Pulitzer’s operating account(s), which shall remain subject to account control agreements in favor of the Noteholders.

Payments of Principal:
In addition to the Reserve Account Payment, no later than the first business day following the Effective Date, PD LLC or Pulitzer shall pay $5,000,000 in cash to the Noteholders (from funds that are held in Pulitzer’s operating accounts on such payment date) to reduce the principal amount of the PD LLC Notes (the “Operating Account Payment”).  In addition, on the Closing Date (as defined below), concurrently with the Exchange, $5,000,000 of cash from Lee Enterprises, Incorporated (“Lee”) shall be paid to the Noteholders to reduce the principal amount of the New PD LLC Notes (the “Lee Closing Date Payment”).  The intercompany receivable owed by Lee to Pulitzer shall be reduced in an amount equal to the Lee Closing Date Payment.

November Cash Sweep	No later than the first business day following the Effective Date, Lee shall return the $2,692,000 of cash it received from Pulitzer pursuant to the November 9, 2011 cash sweep.
Implementation:
The Exchange shall be implemented pursuant to a prepackaged Chapter 11 plan of reorganization (the “Plan”) for PD LLC, Pulitzer, and each of the other Guarantors (collectively, the “Pulitzer Entities”), provided that Star Publishing shall not commence a Chapter 11 case or be a proponent of the Plan.  The Chapter 11 cases for the Pulitzer Entities  (the “Chapter 11 Cases”) shall be commenced no later than December 12, 2011.  The Plan shall be confirmed and become effective no later than February 10, 2012.  The date on which the Exchange is consummated shall be referred to herein as the “Closing Date.”  On or before December 2, 2011 (or such later date acceptable to the Consenting Noteholders), the Pulitzer Entities and Noteholders holding (i) not less than 66.67% of the aggregate principal amount of the PD LLC Notes and (ii) more than 50% in number of the claims (as defined in 11 U.S.C. § 101(5)) in respect of the PD LLC Notes  shall enter into a restructuring support agreement (the “Pulitzer Support Agreement”), which shall be substantially similar to the Lee Support Agreement (as defined below) with such changes as shall be required by the Consenting Noteholders, pursuant to which the Consenting Noteholders shall, among other things, agree to

3

effectuate the transactions contemplated in this Term Sheet, including, without limitation, by voting their claims to accept a Plan that is materially consistent with the terms hereof.  On or prior to the Effective Date, Lee (and any applicable Lee subsidiary) shall have received all waivers, consents and amendments necessary to allow the conditions precedent to effectiveness of the Pulitzer Support Agreement to be satisfied.  For the avoidance of doubt, a Termination Event, and the Termination Date, shall be automatically deemed to immediately occur on the first Business Day following the Effective Date if each of the Reserve Account Payment, the Operating Account Payment and the portion of the consent fee due on such date, shall not be paid by Pulitzer and received by the Noteholders on such date.

Consent Fees:
Noteholders who enter into the Pulitzer Support Agreement (the “Consenting Noteholders”) on or prior to the date on which the Pulitzer Support Agreement becomes effective in accordance with the terms thereof (the “Effective Date”) shall receive consent fees from Pulitzer in an aggregate amount equal to 1.50% of the aggregate principal amount of PD LLC Notes they exchange for the New PD LLC Notes (before giving effect to any prepayment of principal made pursuant to the Term Sheet on or after the Effective Date), which fees shall be earned, due and payable as follows: (i) 0.50% shall be earned on the Effective Date, and due and payable in cash no later than the first business day following the Effective Date based upon the aggregate PD LLC Notes held by the Consenting Noteholders as of the Effective Date (before giving effect to any prepayment of principal made, or required to be made, pursuant to the Term Sheet on or after the Effective Date); and (ii) 1.00% balance shall be earned, due and payable in cash on the Closing Date and shall be payable based upon the aggregate PD LLC Notes held by the Consenting Noteholders as of the Effective Date (before giving effect to any prepayment of principal made, or required to be made, pursuant to the Term Sheet on or after the Effective Date); to the extent that any Consenting Noteholder is forced to share or turnover any portion of any such fee to any non-consenting Noteholder, the Company agrees to concurrently gross-up payments to such Consenting Noteholder so it receives and retains the full amount of such fee.  Noteholders who fail to enter into the Pulitzer Support Agreement prior to the Effective Date shall not receive any portion of the consent fee from Pulitzer or PD LLC.

Financial Covenants:	Minimum LTM EBITDA covenant based upon an agreed-upon set of projections and calculated with a 35% EBITDA cushion, with minimum levels as set forth in Annex 1 hereto. At any time that the

4

Consolidated Debt to Consolidated EBITDA ratio is equal to or less than 2.25 to 1, the Company may elect to permanently replace the foregoing covenant with a Consolidated Debt to Consolidated EBITDA covenant.  As of the last day of the first quarter on which the Company shall have made the foregoing election (and on a going forward basis, tested quarterly), Consolidated Debt to Consolidated EBITDA shall remain equal to or less than 2.25 to 1.

Capital Expenditures:

Fiscal Year 2012 - $5,600,000
Fiscal Year 2013 - $4,000,000
Fiscal Year 2014 - $4,000,000
Fiscal Year 2015 - $4,000,000

100% carryover of unused portion with no time limitation.

Priority Debt:

Aggregate limit of $1,000,000 for purchase money and IRB liens (Sections 5.2(vi) and (vii) in Pulitzer Guaranty); existing permissions for unsecured Priority Debt to remain; additional permission for certain Pulitzer Entities to guaranty the Second Lien Term Loans and to grant second-priority security interests in and liens upon the Pulitzer Collateral to the Second Lien Agent for the benefit of the Second Lien Lenders (each such term as defined in that certain Support Agreement dated as of August 11, 2011 (the “Lee Support Agreement”), by and among Lee, certain subsidiaries of Lee (including each Pulitzer Entity), and the lenders party thereto from time to time).

Asset Sales:

The existing provision shall be modified to include a prohibition on the sale of Star Publishing or Star Publishing’s equity interest in TNI.  The aggregate allowance for asset sales without consent of the Required Holders shall be increased to $1,000,000.

Affiliate Transactions:

To be modified to provide that all charges for goods and services to the Pulitzer Group by any Lee Company (X) identified in clause (i) immediately below shall be consistent with the manner in which such charges have been computed during the period from 3/31/09 through 9/30/11 (including any mark-ups on the cost to such Lee Company of such goods and services) and (Y) identified in clause

5

(ii) immediately below shall be determined on an arm’s-length basis (including with respect to mark-ups, if any). Payments of cash in respect of Intercompany Charges attributable to the Pulitzer Group shall not exceed (i) $5,500,000 per annum in the aggregate for all Intercompany Charges that were actually being charged prior to the Closing Date and continue to be charged thereafter plus (ii) $2,000,000 per annum in the aggregate for any Intercompany Charges related to any cost-saving measures that are implemented after the Closing Date, in each case with no carry-over of unused portions to subsequent years.

Restricted Investments:

To be modified to permit (1) contribution of Sandler V assets to the Pulitzer pension plan and (2) investments in AP Digital by Pulitzer in an aggregate amount not greater than $750,000 so long as (a) to the extent allowed under the organizational documents for AP Digital, Pulitzer receives its allocable share1 of the equity interests in AP Digital that are issued on account of the aggregate investment in AP Digital by Lee and Pulitzer and (b) any equity interests received by Pulitzer are pledged to support the New PD LLC Notes.  Mary Junck or her designee shall be the representative of both Lee and Pulitzer on the board of directors of AP Digital.

Payment of Herald “put” in cash shall only be permitted with cash contributed solely by Lee.  Lee’s contributions to payment of the Herald “put” shall reduce the intercompany receivable owed by Lee to Pulitzer.

Going Concern Qualification:

The existing provision allowing a going concern qualification in the auditor’s opinion for the fiscal year ending in September 2011 shall be modified to apply to the fiscal year ending in September 2015.

Other Affirmative and Negative Covenants:

Same as in the Existing Pulitzer Guaranty Agreement, with such changes as shall be agreed by the Consenting Noteholders and the Pulitzer Entities

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1 Only if more than one membership interest or share in AP Digital is issued on account of the aggregate investment by Lee and Pulitzer, with fractional membership interests or shares to be issued only if they are expressly permitted under the organizational documents for AP Digital.

Definitions:

The term “Consolidated EBITDA” shall be modified to exclude (i) curtailment gains or losses relating to employee benefit plans, (ii) write-offs of transaction expenses (beginning with the June 2011 quarter) related to the current restructuring discussions, and (iii) all restructuring or bankruptcy-related professional fees and expenses related to the current restructuring discussions and payable by or allocable to the Pulitzer Entities.  In addition, “Consolidated EBITDA” shall be defined to add back or subtract, respectively, all non-cash losses or gains that are included in the determination of Consolidated Net Income.  There shall be no add-back to Consolidated EBITDA of that portion of the expense paid in cash by Pulitzer to Lee for goods and services provided to Pulitzer by Lee. 2

The terms “Consolidated Interest Expense” and “Consolidated Net Income” shall be modified to exclude amortization of debt discounts and expenses and other non-cash items, with the appropriate conforming change to the definition of Consolidated EBITDA.

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2 Appropriate changes to be made to the New Pulitzer Guaranty with respect to EBITDA.

Reporting:	-
Rolling 13 week cash flow forecast every other week for (i) Lee (with the right to require it even if no longer required by Lee’s banks) and (ii) separately for Pulitzer, with the same level of detail as currently prepared, together with a variance of actual versus prior forecast for each of Lee and Pulitzer separately in the same level of detail as the forecast;

-
Quarterly reports of intercompany activity (cash and non-cash) in summary form (by category of intercompany activity) between (i) Lee and the Pulitzer Entities and (ii) Pulitzer and Star Publishing, and a reconciliation of the intercompany balances with respect to each of (i) and (ii);

	-	Annual update of model in the same format as Company model on the Closing Date (or at such shorter intervals as the Company shall update the model);

	-	Annual pension valuation/status reports (or at such shorter intervals as the Company shall receive such reports), together with revised projections of future cash payments;

	-	Monthly Period Management Report; and

	-	Monthly Pulitzer financial statements (profit and loss, balance sheet and cash flow statement) on a consolidated and consolidating basis, to the extent prepared.

Pension and Employee Benefit Plan Contributions:
Subject to required governmental approvals, Sandler V assets shall be contributed by Pulitzer to reduce cash payments associated with the pension liability.  All cash payments associated with the pension liability and all funding of contributions to any retirement or similar employee benefit or compensation plan (including, without limitation, split-dollar insurance policies), shall first be satisfied by a contribution from Lee so long as Lee’s annual aggregate contribution does not exceed $2,000,000.  Lee’s contributions towards payment of the pension liability or any retirement or similar employee benefit or compensation plan shall reduce the intercompany receivable owed by Lee to Pulitzer.

Intercreditor Matters:
The Second Lien Agent, for the benefit of the Second Lien Lenders, shall receive a second priority lien on the Pulitzer Collateral, including any assets of Star Publishing that are pledged to secure the New PD LLC Notes, as more fully set forth in the Security Agreement in substantially the form attached hereto as Annex 2. The relative rights and priorities in the Pulitzer Collateral among

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the Noteholders and the Second Lien Lenders shall be set forth in an intercreditor agreement in substantially the form attached hereto as Annex 3.  Definitive documentation for the Pulitzer Entities’ guaranty of the Second Lien Term Loans shall be in substantially the form attached hereto as Annex 4.

The maximum principal amount of priority debt at the Pulitzer Entities will be limited to (i) $10 million in principal amount of DIP financing  plus (ii) the closing date principal amount of the New PD LLC Notes, or following a new-money refinancing in full thereof, $150 million in principal amount of senior secured debt, provided that amounts in (ii) shall decrease dollar-for-dollar by the amount of all principal payments under the New PD LLC Notes or such new-money facility.  In the event the new-money refinancing increases the amount of first lien debt at the Pulitzer Entities, the incremental net cash proceeds above (a) the then-current balance of the New PD LLC Notes and (b) any fees and expenses associated with the refinancing shall be paid to Lee under an exception to the ring-fence, subject to the aggregate amount of all such restricted payments by the Pulitzer Entities to Lee permitted under the Second Lien Loan Agreement being limited to $7.7 million.

Star Publishing:
Star Publishing shall (i) not incur debt, or make acquisitions or investments (other than as required by the TNI joint venture agreement) and (ii) pay all cash it receives from the TNI joint venture (or otherwise receives or has on hand) to Pulitzer.

Mandatory Prepayments:
Scheduled mandatory prepayments, in the minimum amounts set forth below, shall be payable on the 20th day of the last month of each fiscal quarter.  The amount set forth below with respect to each fiscal quarter is the cumulative mandatory prepayment for the period from the start of the fiscal year through the end of such fiscal quarter.  All excess cash balances that are swept shall be counted towards the cumulative mandatory prepayment requirement.

First fiscal quarter - $800,000
Second fiscal quarter - $2,400,000
Third fiscal quarter - $4,400,000
Fourth fiscal quarter - $6,400,000

The first scheduled mandatory prepayment shall be due on the 20th day of the last month of the fiscal quarter ending closest to March 31, 2012.  Neither the Reserve Account Payment nor the Lee Closing Date Payment shall be counted toward the scheduled mandatory prepayments identified above or the $16,000,000 prepayment threshold identified in the paragraph immediately

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below.  The Operating Account Payment shall be applied to the scheduled mandatory prepayments identified above and the $16,000,000 prepayment threshold identified in the paragraph immediately below.  All prepayments (other than the Reserve Account Payment and Lee Closing Date Payment) made in the current fiscal year with respect to such fiscal year shall be counted towards the cumulative mandatory prepayments required hereby and the $16,000,000 prepayment threshold identified immediately below.

If Pulitzer makes more than $16,000,000 in prepayments with respect to any fiscal year (including any prepayments made pursuant to the cash sweep mechanism), the first $2,400,000 of the prepayments that exceed $16,000,000 in the aggregate shall be carried forward to the following fiscal year (but not any subsequent years) as a credit against the scheduled mandatory prepayment requirement for such fiscal year.

In addition, 75% of the increase in the quarterly cash (and short term investment) balance (“Excess Cash Flow”) of the Pulitzer Entities (with appropriate carry forward credits for quarters lacking Excess Cash Flow and rounded down to the nearest $10,000 increment and provided, further, that the Company has $10,000,000 in unrestricted Cash after giving effect to the Excess Cash Flow sweep) together (but without duplication) with a sweep of 100% of the cash (and short term investment) balance in excess of $20,000,000 (after giving effect to cash swept as a result of the 75% sweep of Excess Cash Flow for such fiscal quarter, and rounded down to the nearest $10,000 increment) at the end of each fiscal quarter, irrespective of the amount of Excess Cash Flow, shall be applied to the principal balance of the New PD LLC Notes within 45 days after the conclusion of each fiscal quarter.  (The permission in Section 5.4(xxiv) of the Existing Pulitzer Guaranty Agreement for loans and advances to Lee Procurement of 80% of Excess Cash Flow will be deleted.)

Voluntary Prepayments:	PD LLC shall be allowed to voluntarily prepay the New PD LLC Notes in whole or in part (with no limitation) with no prepayment penalty at any time after the Closing Date.

Restructuring Costs:
The Pulitzer Entities shall be allowed to pay their allocable share of the closing fees and professional fees and expenses incurred by Lee and the Pulitzer Entities in connection with the Exchange and each of the other transactions contemplated under the Lee Support Agreement and the Pulitzer Support Agreement, with such allocable share to be agreed by the Consenting Noteholders and the Pulitzer

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Entities.

Representations and Warranties:	Representations and warranties to be the same as those set forth in the Existing Note Agreement and the Existing Pulitzer Guaranty Agreement, with such changes as shall be agreed by the Consenting Noteholders and the Pulitzer Entities.

Conditions Precedent to the Closing Date:	Conditions precedent subject to agreement between the Consenting Noteholders and the Pulitzer Entities but will include the implementation of a written tax sharing agreement between the Pulitzer Entities and Lee that is acceptable to the Consenting Noteholders.

Conditions Precedent to the Effective Date:	To be set forth in the Pulitzer Support Agreement, but shall include (i) the execution and effectiveness of an amendment to the Credit Agreement (as defined in the Lee Support Agreement), with the consent of the “Required Lenders” thereunder and in form and substance reasonably acceptable to the Company, that modifies the anti-cash hoarding provisions, authorizes Pulitzer to make the Reserve Account Payment and the Operating Account Payment, authorizes Lee to send cash to Pulitzer for purposes of making the Lee Closing Date Payment, and provides for the return of the cash Lee received from Pulitzer pursuant to the November 9, 2011 cash sweep; (ii) the execution and effectiveness of an amendment to the Lee Support Agreement so that the transaction contemplated in this Term Sheet is expressly permitted thereunder; (iii) execution of the Pulitzer Support Agreement by the Pulitzer Entities and the Noteholders holding (a) not less than 66.67% of the aggregate principal amount of the PD LLC Notes and (b) more than 50% in number of the claims (as defined in 11 U.S.C. § 101(5)) in respect of the PD LLC Notes; and (iv) the requirement that all definitive documentation referenced in this Term Sheet (including the New PD LLC Notes, the New Pulitzer Guaranty, the New Note Agreement, and such other documentation as agreed by Pulitzer Entities and the Consenting Noteholders) shall be fully negotiated and materially consistent with the terms of this Term Sheet, and shall otherwise be in form and substance satisfactory to the Pulitzer Entities and the Required Consenting Noteholders (as such term is defined in the Pulitzer Support Agreement).

Events of Default:	Events of default to be similar to those set forth in the Existing Note Agreement and the Existing Pulitzer Guaranty Agreement with such changes as shall be agreed by the Consenting Noteholders and the Pulitzer Entities. Cross-default and cross-acceleration provisions shall be symmetrical among the three credit facilities,

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 with a 30 day grace period before a financial covenant default under any facility triggers a cross-default to the other facilities (as set forth in Section 11.04 of the credit agreement for the Second Lien Term Loans), and necessary changes shall be made to the existing cross-default provisions in the credit agreement for the First Lien Credit Facility.

To the extent that the Lee First Lien Term Loan or the Second Lien Term Loans afford the lenders party thereto consent rights in respect of amendments, modifications or waivers pertaining to the New Note Agreement, the New Note Agreement will contain reciprocal, symmetrical consent rights in relation to the Lee First Lien Term Loan and the Second Lien Term Loans, as applicable.

Waivers and Amendments:	Substantially similar to the voting provisions set forth in the Existing Note Agreement and the Existing Pulitzer Guaranty Agreement.

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Annex 1

Minimum LTM EBITDA:

Measured for the fiscal quarter ending on the last day of each of the following months.

QUARTER	Minimum LTM EBITDA ($ in millions)
March 2012	$26.7
June 2012	$28.4
September 2012	$25.6
December 2012	$25.4
March 2013	$25.3
June 2013	$25.2
September 2013	$25.1
December 2013	$24.8
March 2014	$24.7
June 2014	$24.6
September 2014	$24.5
December 2014	$24.2
March 2015	$24.2
June 2015	$24.0
September 2015	$23.9

Annex 2

Annex 3

Annex 4

EXHIBIT D

NOTEHOLDER JOINDER

This Noteholder Joinder to the Support Agreement, dated as of December 2, 2011 by and among St. Louis Post-Dispatch LLC (“Company”), Star Publishing Company, the Guarantors (including Pulitzer Inc.) set forth on Schedule 1 of the Support Agreement (as annexed hereto as Annex I) and the Consenting Noteholders signatory thereto (the “Support Agreement”), is executed and delivered by [    ] (the “Joining Noteholder Party”) as of [_], 20[__].  Each capitalized term used herein but not otherwise defined shall have the meaning set forth in the Support Agreement.

1. Agreement to be Bound.  The Joining Noteholder Party hereby agrees to be bound by all of the terms of the Support Agreement, attached to this Noteholder Joinder as Annex I (as the same may be hereafter amended, restated or otherwise modified from time to time).  The Joining Party shall hereafter be deemed to be a “Consenting Noteholder” and a party for all purposes under the Support Agreement.

2. Representations and Warranties.  With respect to the aggregate principal amount of Claims held by the Joining Noteholder Party upon consummation of the sale, assignment, transfer, hypothecation or other disposition of such Claims (the amount and number of such Claims as set forth on Annex II hereto), the Joining Noteholder Party hereby makes the representations and warranties of the Consenting Noteholders set forth in Section 4 of the Support Agreement to each of the other Parties in the Support Agreement.

3. Governing Law.  This Noteholder Joinder shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to any conflicts of law provisions which would require the application of the law of any other jurisdiction.

* * * * *

[THE REMAINDER OF THIS PAGE IS
INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Joining Noteholder Party has caused this Noteholder Joinder to be executed as of the date first written above.

______________________________________
Entity Name of Joining Noteholder Party

Authorized Signatory:

By:____________________
Name:
Title:

Address: _____________________

ANNEX I

COMPANY PARTIES

Pulitzer Inc.
Pulitzer Technologies, Inc.
St. Louis Post-Dispatch LLC
Fairgrove LLC
STL Distribution Services LLC
Suburban Journals of Greater St. Louis LLC
Pulitzer Network Systems LLC
Pulitzer Newspapers, Inc.
Flagstaff Publishing Co.
Hanford Sentinel Inc.
HomeChoice, LLC
Kauai Publishing Co.
Napa Valley Publishing Co. NIPC, Inc. f/k/a Northern Illinois Publishing Co., Inc.
NVPC LLC
Northern Lakes Publishing Co.
NLPC LLC
Pantagraph Publishing Co.
HSTAR LLC
Pulitzer Missouri Newspapers, Inc.
Pulitzer Utah Newspapers, Inc.
Santa Maria Times, Inc.
SHTP LLC
Southwestern Oregon Publishing Co.
SOPC LLC Star Publishing Company
Ynez Corporation

Lee Enterprises, Incorporated
Journal-Star Printing Co.
Accudata, Inc.
INN Partners, L.C.
K. Falls Basin Publishing, Inc.
Lee Consolidated Holdings Co.
Lee Publications, Inc.
Lee Procurement Solutions Co.
Sioux City Newspapers, Inc.

ANNEX II

CLAIMS

Amount and Number of PD LLC Notes Claims under the Note Agreement
$	___________________
#	___________________